Exhibit 10.27
FIRST AMENDMENT
TO
SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
     This First Amendment to The South Financial Group Supplemental Executive Retirement Agreement between The South Financial Group, Inc. (“Company”) and Michael W. Sperry (“Executive”) is made and entered into this ___day of November, 2007.
     WHEREAS, Company and Executive entered into the Supplemental Executive Retirement Agreement dated July 15, 2003, attached hereto as Exhibit A and incorporated herein by reference (“Agreement”); and
     WHEREAS, the parties desire to amend the Agreement to provide for a change in the form of payment upon the Executive’s early retirement, as permitted under IRS Notice 2005-1 and other guidance under Section 409A of the Internal Revenue Code.
     NOW, THEREFORE, the Agreement is amended as provided below:
1.	Section 2.2 of the Agreement is amended in its entirety to read as follows:
     2.2.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in equal monthly installments for 120 months on the first day of each month commencing on the seventh month following the Executive’s Early Retirement Date. The present value of such monthly payments shall be equal to the present value of the benefits that would have been payable to the Executive if the Executive received a monthly benefit for 180 months beginning at the Executive’s Normal Retirement Age assuming a discount rate equal to the Rate.
2.	A new Section 8.13 is hereby added to the Agreement as follows:
     8.13 Compliance With Section 409A. Notwithstanding any other provision of this Agreement, to the extent applicable, this Agreement is intended to comply with Section 409A of the Code and the regulations (or similar guidance) thereunder. To the extent any provision of this Agreement is contrary to or fails to address the requirements of Section 409A of the Code, this Agreement shall be construed and administered as necessary to comply with such requirements.
     IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this First Amendment to the Agreement.

EXECUTIVE:	COMPANY:

THE SOUTH FINANCIAL GROUP, INC.

/s/ Michael W. Sperry	By:	/s/ Mary A. Jeffrey
MICHAEL W. SPERRY
	Title:	EVP — Human Resources